CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Manager Directed Portfolios and to the use of our report dated May 29, 2019 on the financial statements and financial highlights of Pemberwick Fund, a series of Manager Directed Portfolios. Such financial statements and financial highlights appear in the March 31, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
July 26, 2019